NASDAQ: EPIQ
www.epiqsystems.com

EPIQ SYSTEMS

Fourth Quarter 2012
Earnings Conference Call
March 4, 2013

Forward Looking and Cautionary Statements

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products or services; the future growth of our segments; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; and industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations which may not prove to be accurate. Forward-looking statements may be identified by terms such as “believe,” “expect,” “anticipate,” “should,” “planned,” “may,” “estimated,” "goal," "objective," ”seeks,” and “potential” and variations of these words and similar expressions or negatives of these words. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our clients’ deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (4) overall strength and stability of general economic conditions, both in the United States and in the global markets, (5) failure to keep pace with technological changes and significant changes in the competitive environment, (6) risks associated with the handling of confidential data and compliance with information privacy laws, (7) changes in or the effects of pricing structures and arrangements, (8) risks associated with the integration of acquisitions into our existing business operations, (9) risks associated with indebtedness, (10) risks associated with foreign currency fluctuations, (11) risks associated with developing and providing software and internet-based technology solutions to our clients, (12) risks associated with cyber attacks, interruptions or delays in services at data centers, (13) risks of errors or failures of software or services, (14) risks associated with our international operations, (15) risks of litigation against us or failure to protect our intellectual property, (16) any material non-cash write-downs based on impairment of our goodwill, and (17) other risks detailed from time to time in our SEC filings, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

Use of non-GAAP Measures

This presentation includes the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition-related expense, one-time technology expense, loan fee amortization, litigation expense, timing of recognition of expense versus revenue, and the effect of tax adjustments that are outside of Epiq Systems' anticipated effective tax rate, all net of tax), (ii) non-GAAP net income per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition-related expense, one-time technology expense, net expense related to financing, litigation expense, timing of recognition of expense versus revenue, and provision for income taxes). Income taxes typically represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its non-GAAP net income and non-GAAP net income per share. Utilization of an approximate statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance of the company across historical periods.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its shareholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Key Events

- The Board of Directors increased the cash dividend twice during the year to the current quarterly rate of 9.0 cents per share of outstanding common stock. The Board of Directors also declared a special, one-time cash dividend on November 8, 2012, of 9.0 cents per share of outstanding common stock. The special cash dividend was paid December 28, 2012. In addition, on February 28, 2013, the Board of Directors declared a quarterly cash dividend of 9.0 cents per share of outstanding common stock which will be paid on June 3, 2013, to shareholders of record at the close of business on May 1, 2013.

- The company released Epiq Portal™, a web-based eDiscovery platform which provides clients unprecedented real-time visibility into discovery projects. Key benefits include cost-based reporting and budgeting tools, activity tracking, trend analysis and a project management console.

- Banking Portal™, a centralized hub for processing online banking transactions across Epiq's family of bankruptcy products, was also released. The product facilitates the rapid on-boarding of new banks and provides ebanking capabilities.

Key Events

- In June, Epiq hosted a panel discussion in London attended by members of law firms and corporate counsel on the use of Technology Assisted Review (TAR) to reduce costs in eDiscovery. The panel featured Senior Master Steven Whitaker of the Queen's Bench Division and Magistrate Judge Andrew Peck of the U.S. District Court for the Southern District of New York. Laura Kibbe, Epiq's managing director of document review and expert services, was moderator.

- Epiq unveiled its fully-renovated 6,000 square foot Washington, D.C. document review center. The document review center has the capacity to seat more than 140 reviewers and has on-site project management, recruiting and staffing operations. Document review centers were also opened in London in 2011 and Hong Kong in 2012 to meet the needs of London and Asia-based law firms and in-house corporate counsel, offering on-site project management, recruiting and staffing operations.

- Epiq released a research report focused on eDiscovery readiness of U.S. and European companies. The report, entitled "When the Regulator Calls," is based on a survey of more than 2,000 corporations across sectors including aerospace, banking and manufacturing in the U.S., France, Germany and the U.K. and is available on Epiq's website.

Key Events

- In October, Epiq announced that it initiated construction on a 20,000 square foot expansion to its corporate headquarters in Kansas City, Kansas. The approximate $7.5 million facility expansion will primarily accommodate the company's growing requirements for technology professionals. Epiq expects to receive approximately $4.5 million of incentives related to the facility and employment expansion in the form of property tax reductions, sales tax exemptions and Kansas income tax credits.

Financial Highlights

(In thousands, except per share data)	Q4 2012	Q4 2011	2012	2011
Operating Revenue	$88,221	$68,609	$344,750	$261,265
Net Income	$3,965	$1,939	$22,427	$12,080
Non-GAAP Net Income (1)	$9,309	$8,906	$35,104	$31,950
Non-GAAP Adjusted EBITDA (2)	$23,685	$22,650	$92,333	$81,468
Non-GAAP Net Income Per Share - Diluted (3)	$0.26	$0.24	$0.96	$0.87

(1) Refer to page 12 for reconciliation.

(2) Refer to page 13 for reconciliation.

(3) Refer to page 14 for calculation.

Selected Balance Sheet Data

(In thousands)	Dec 31, 2012	Dec 31, 2011
Cash and Cash Equivalents	$3,808	$2,838
Trade Receivables, Net	$103,415	$89,619
Property and Equipment, Net	$44,552	$46,773
Goodwill	$404,211	$402,736
Other Intangibles, Net	$59,951	$88,087
Indebtedness	$212,439	$263,478
Equity	$343,370	$332,919

Cash from Operating Activities

(In thousands)	2012	2011
Net Income	$22,427	$12,080
Non-cash Adjustments to Net Income		
Depreciation and Amortization	$53,987	$44,404
Other, Net	($3,223)	$7,425
Changes in Operating Assets and Liabilities, Net	$544	($13,226)
Net Cash Provided by Operating Activities	$73,735	$50,683

epiq SYSTEMS

Operating Revenue by Segment


Operating Revenue
Q4 2012
14%
24%
62%
Q4 2011
12%
35%
53%
2012
17%
26%
57%
2011
14%
35%
51%
eDiscovery
Bankruptcy
Settlement Administration

(In thousands)	Q4 2012	Q4 2011	2012	2011
eDiscovery	$54,504	$36,604	$196,959	$132,918
Bankruptcy	$21,322	$23,823	$88,265	$91,971
Settlement Administration	$12,395	$8,182	$59,526	$36,376
Total Operating Revenue	$88,221	$68,609	$344,750	$261,265

Financial Results by Segment

Non-GAAP Adjusted EBITDA


Q4 2012
5%
31%
64%
Q4 2011
6%
41%
53%
2012
9%
33%
58%
2011
6%
43%
51%
eDiscovery
Bankruptcy
Settlement Administration

(In millions)	eDiscovery		Bankruptcy		Settlement Administration	
	Operating Revenue	Non-GAAP Adj EBITDA	Operating Revenue	Non-GAAP Adj EBITDA	Operating Revenue	Non-GAAP Adj EBITDA
Q4 2012	$54.5	$20.1	$21.3	$9.7	$12.4	$1.6
Q4 2011	$36.6	$15.1	$23.8	$11.9	$8.2	$1.8
2012	$197.0	$73.5	$88.3	$41.5	$59.5	$10.8
2011	$132.9	$56.0	$92.0	$47.4	$36.4	$5.9

Non-GAAP Net Income

(In thousands, except per share data)	Q4 2012	Q4 2011	2012	2011
Net Income	$3,965	$1,939	$22,427	$12,080
Plus (net of tax [1]):				
Amortization of Acquisition Intangibles	$3,758	$3,130	$15,953	$12,794
Share-based Compensation	$951	$1,058	$4,031	$4,359
Acquisition-related Expense (Income) [2]	$525	$1,368	($8,168)	$1,076
One-time Technology Expense [3]	$323	-	$323	-
Loan Fee Amortization	$114	$113	$454	$410
Litigation Expense	$485	$767	$1,088	$767
Timing of Recognition of Expense versus Revenue [4]	$180	-	$180	-
Effective Tax Rate Adjustment [5]	($992)	$531	($1,184)	$464
Non-GAAP Net Income	$9,309	$8,906	$35,104	$31,950
Non-GAAP Net Income Per Share - Diluted	$0.26	$0.24	$0.96	$0.87

(1) Individual adjustments are calculated using a tax rate of 40%.
(2) Acquisition-related expense includes one-time costs associated with acquisitions, non-cash fair value adjustments for acquisitions related to accretion and potential contingent consideration, and an impairment charge for an acquisition-related intangible asset.
(3) One-time technology related costs associated with the consolidation of data centers from recent acquisitions.
(4) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue for a large Settlement Administration matter, which will be reversed in 2013.
(5) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at an approximate statutory tax rate of 40%.

Non-GAAP Adjusted EBITDA

(In thousands)	Q4 2012	Q4 2011	2012	2011
Net Income	$3,965	$1,939	$22,427	$12,080
Plus:				
Depreciation and Amortization	$13,656	$11,489	$53,987	$44,404
Share-based Compensation	$1,584	$1,780	$6,718	$7,369
Acquisition-related Expense (Income) (1)	$616	$2,279	($13,871)	$1,793
One-time Technology Expense (2)	$354	-	$354	-
Expenses Related to Financing, Net (3)	$1,868	$1,706	$8,083	$5,716
Litigation Expense	$351	$1,279	$1,356	$1,279
Timing of Recognition of Expense versus Revenue (4)	$300	-	$300	-
Provision for Income Taxes	$991	$2,178	$12,979	$8,827
Non-GAAP Adjusted EBITDA	$23,685	$22,650	$92,333	$81,468

(1) Acquisition-related expense includes one-time costs associated with acquisitions, non-cash fair value adjustments for acquisitions related to accretion and potential contingent consideration, and an impairment charge for an acquisition-related intangible asset.

(2) One-time technology related costs associated with the consolidation of data centers from recent acquisitions.

(3) Expense related to financing is net of interest income and excludes the accretion of a discount for acquisition-related obligations.

(4) Adjustment to match timing of expenses to be consistent with timing of GAAP revenue for a large Settlement Administration matter, which will be reversed in 2013.

Net Income Per Share Calculation

(In thousands, except per share data)	Q4 2012	Q4 2011	2012	2011
Net Income	$3,965	$1,939	$22,427	$12,080
Amounts re-allocated to nonvested shares	($47)	($23)	($268)	($139)
Net Income Adjusted For Diluted Calculation	$3,918	$1,916	$22,159	$11,941
Non-GAAP Net Income	$9,309	$8,906	$35,104	$31,950
Amounts re-allocated to nonvested shares	($47)	($23)	($268)	($139)
Non-GAAP Net Income Adjusted for Diluted Calculation	$9,262	$8,883	$34,836	$31,811
Basic Weighted Average Shares	35,474	35,307	35,497	35,186
Adjustment to reflect share-based awards	740	1,189	876	1,320
Diluted Weighted Average Shares	36,214	36,496	36,373	36,506
Net Income Per Share – Diluted	$0.11	$0.05	$0.61	$0.33
Non-GAAP Net Income Per Share – Diluted	$0.26	$0.24	$0.96	$0.87

NASDAQ: EPIQ
www.epiqsystems.com

Lew Schroeber, Investor Relations
(913) 621-9500
IR@epiqsystems.com